Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 7, 2013 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in EPL Oil & Gas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

March 27, 2013